[First Union Logo and Letterhead:
First Union Capital Markets
One First Union Center
Charlotte, North Carolina 28288-0601]

Via Facsimile and Federal Express


Mr. J. Michael Allgood
PLM International, Inc.
One Market, Steuart Street Tower, Suite 800
San Francisco, CA 94105-1301
October 29, 1998

RE:      $50,000,000 Warehouse Facility

Dear Mr. Allgood,

We are pleased to confirm that First Union National Bank has approved of the $50,000,000 Warehouse Commitment for American Finance Group Inc., TEC Acquisub and PLM Growth Funds VI, VII and PLM Income Fund I, L.L.C. ("Funds").

The Effective date of the facility is 11/02/98, and Expiry date is 11/01/99. Please call me at (704) 383 9687 if you have any questions.

Sincerely,


/s/ Russell D. Morrison
---------------------------------
Vice President




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